Q1 2023 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "anticipates," "believes," "contemplates," "continue," "could," "estimates," "expect," "forecast," "guidance," "intend," "may," "plan," "possible," "potential," "predicts," "preliminary," "projects," "seeks," "should," "targets," "will," or "would," or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements concerning capital raising plans, the development and launch of new products, the timing of commercialization of our products, the regulatory process and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sales of securities, in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Sanara MedTech

Commentary on Q1 2023

- **Financial Update**
  - Highest net revenue quarter in the Company's history ($15.5 million).
  - March was the highest sales month in the Company's history.
  - Net loss of $1.2 million in Q1 2023 compared to a net loss of $3.2 million in Q1 2022.
- **Innovation**
  - On March 16, 2023, the Company submitted to the FDA a 510(k) premarket notification for its Precision Healing Multispectral Imager.
  - Subsequent to the end of the quarter, the Company received 510(k) clearance for BIASURGE™ Advanced Surgical Solution.
- **ATM Equity Offering**
  - Dual goals to raise capital for opportunistic acquisitions/partnerships and to increase the liquidity of our stock.
  - Plan to use the net proceeds we receive from this offering to fund potential acquisitions, further develop our products, services and technologies pipeline and clinical studies, expand our sales force and for general corporate purposes.
  - Net proceeds raised in Q1 of approximately $1.0 million.
  - Sales paused at the end of Q1. We could potentially reactivate the ATM if and when management and the board determine it is appropriate.

Surgical Sales

Sales Overview

- Our products were sold in over 800 hospitals/ASCs across 30 states[1] in the TTM
- Our products were contracted or approved to be sold in more than 1,800 hospitals/ASCs as of March 31, 2023.
- Allocyte® sales slowed by limited supply of qualifying donor tissue.
- Subsequent to the end of the quarter, BIASURGE™ 510(k) clearance received


POWDER
Cellerate
RX Surgical



(1) Number based on a minimum of $50,000 revenue in the TTM.

BIASURGE – Product Launch

Sanara MedTech

Launch Details

- Product is 510(k) cleared and product launch is estimated to occur in late 2023.
  - Launch timing impacted and dependent on supply chain issues
  - Currently scheduling manufacturing runs
  - Currently developing marketing plan

BIASURGE™

Advanced Surgical Solution

DESCRIPTION

BIASURGE Advanced Surgical Solution is a clear, colorless solution for use with lavage or preferred application method. The product contains PHMB as a preservative to reduce microbial growth within the packaging during shelf storage after the sterile seal has been broken.

INDICATIONS

BIASURGE Advanced Surgical Solution is indicated for use in mechanical cleansing and removal of debris, including microorganisms, from wounds.


BIASURGE

Precision Healing Multispectral Imager ("MSI")

Precision Healing Imager Indications for Use:

- The MSI is a handheld imaging tool that allows clinicians diagnosing and treating skin wounds to:
  - View and digitally record multispectral and white light images of a wound.
  - Measure and digitally record the size of a wound.
  - View and digitally record images of fluorescence emitted from a wound when exposed to an excitation light.
  - View and digitally record thermal images of a wound.
- The MSI does not diagnose or treat skin wounds.


Precision Healing Imager (Multispectral Imager)
Production Prototype

Q1 2023 Financial Highlights

Overview

- **Revenue**
  - For the three months ended March 31, 2023, Sanara generated net revenues of $15.5 million compared to net revenues of $7.8 million for the three months ended March 31, 2022, a 99% increase from the prior year.
  - Net revenues for the three months ended March 31, 2023 included $3.0 million of Scendia sales.

- **SG&A**
  - SG&A expenses for the three months ended March 31, 2023, were $13.0 million compared to SG&A expenses of $9.4 million for the three months ended March 31, 2022.
  - Our SG&A expenses for the three months ended March 31, 2023 included $1.4 million of costs related to Scendia operations.
  - The higher SG&A expenses for the three months ended March 31, 2023 were primarily due to higher direct sales and marketing expenses, which accounted for approximately $3.4 million, or 95%, of the increase compared to the prior year period.
    - The higher direct sales and marketing expenses were primarily attributable to an increase in sales commissions of $2.9 million as a result of higher product sales and $0.5 million of increased costs as a result of sales force expansion and operational support.
    - We expect our SG&A expenses to continue to decline as a percentage of net revenues as our sales growth outpaces the costs of sales force expansion and corporate overhead.

- **R&D Expenses**
  - R&D expenses for the three months ended March 31, 2023, were $1.3 million compared to $0.2 million for the three months ended March 31, 2022.
    - The higher R&D expenses in the three months ended March 31, 2023 were primarily due to costs related to the Precision Healing MSI and LFA for assessing patient wound and skin conditions.

2022 Financial Highlights (Continued)

Overview (Continued)

- **Change in fair value of earnout liabilities**
  - Change in fair value of earnout liabilities was a benefit of $0.5 million for the three months ended March 31, 2023 as a result of a decrease in the fair value of the earnout liabilities.
  - The decrease in the fair value was due to a change in the discount factor utilized in the valuation models, a decrease in the projected undiscounted amounts to be paid, as well as adjustments to the projected timing of the payments to be made.

- **Net Loss**
  - For the three months ended March 31, 2023, we had a net loss of $1.2 million, compared to a net loss of $3.2 million for the three months ended March 31, 2022.

- **Cash Balances at end of quarter (in millions)**
  - $12.7 (Q2-22), $10.3 (Q3-22), $9.0 (Q4-22), $7.3 (Q1-23)

Questions

Sanara
MedTech
Evidence Based Healing